EXHIBIT 11
                                                                      ----------

                             FLAMEMASTER CORPORATION
                         EARNINGS PER SHARE CALCULATIONS
                               SEPTEMBER 30, 2003




BASIC
Income from Operations                                                   $    538,519
Preferred Dividends                                                            (5,745)
                                                                         ------------
   Income Available To Common Shareholders                               $    532,774
                                                                         ------------

Weighted Average Shares Outstanding
Common Stock - Average Outstanding                      1,398,336
Common Stock Options                                         --
                                                     ------------
   Weighted Average Shares Outstanding                  1,398,336
                                                     ------------
Basic Earnings per Share                                                 $       0.38
                                                                         ============

DILUTED
Income Available to Common Shareholders                                  $    532,774
Preferred Dividends                                                             5,745
Interest from Convertible Notes, Net of Taxes                                  46,059
                                                                         ------------
   Diluted Income                                                        $    584,578
                                                                         ------------

Net Weighted Shares Outstanding
Common Stock - Average Outstanding                      1,398,336
Preferred Stock                                            27,701
Convertible Notes                                         236,402
                                                     ------------
   Net Weighted Shares Outstanding                      1,662,439
                                                     ------------

Diluted Earnings per Share                                               $       0.35
                                                                         ============
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